Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements

Form Registration Number

s-8 333-279739

s-3 333-271354

s-3 333-238750

s-3 333-218415

s-3 333-197516

s-3 333-195540

s-8 333-233188

s-8 333-220003

s-8 333-195539

s-8 333-195538

s-8 333-195536

s-8 333-195535

s-8 333-195533

s-8 333-195529

of our reports dated February 27, 2025, with respect to the consolidated financial statements of Navient Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

McLean, Virginia

March 4, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.